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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

Anvil Holdings, Inc. (Name of Registrant As Specified In Its Charter)
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ANVIL HOLDINGS, INC.
228 East 45th Street
New York, NY 10017

NOTICE OF ANNUAL MEETING OF HOLDERS OF CLASS B
COMMON STOCK TO BE HELD MAY 20, 2004, 9:00 A.M.

        The Annual Meeting of the holders of Class B Common Stock of Anvil Holdings, Inc. (the "Company") will be held at 9:00 a.m. Eastern Daylight Time on Thursday, May 20, 2004 at the Company's Executive Offices, 228 East 45th Street, New York, NY 10017, 4th Floor, for the following purposes.

(1)
To elect six directors, to be elected by holders of the Company's Class B Common Stock.

(2)
To amend and restate the Company's Certificate of Incorporation to effectuate the elimination of the special dividend payable to Series 1-Class A Common Stock.

(3)
To transact such other business as may properly be brought before the meeting and any adjournment thereof.

NOTICE OF ANNUAL MEETING OF HOLDERS OF
13% SENIOR EXCHANGEABLE PREFERRED STOCK
TO BE HELD MAY 20, 2004, 9:30 A.M.

        The Annual Meeting of the holders of 13% Senior Exchangeable Preferred Stock of Anvil Holdings, Inc. (the "Company") will be held at 9:30 a.m. Eastern Daylight Time on Thursday, May 20, 2004 at the Company's Executive Offices, 228 East 45th Street, New York, NY 10017, 4th Floor, for the following purpose.

    To elect two directors, to be elected by holders of the Company's 13% Senior Exchangeable Preferred Stock.

    WE ARE NOT ASKING YOU FOR A PROXY
    AND YOU ARE REQUESTED NOT TO SEND US A PROXY

        THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON APRIL 16, 2004, AS THE RECORD DATE FOR DETERMINING STOCKHOLDERS ENTITLED TO NOTICE OF, AND TO VOTE AT THE ANNUAL MEETINGS.

                      By Order of the Board of Directors

                      Jacob Hollander
                       Secretary

April 23, 2004

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ANVIL HOLDINGS, INC.
228 East 45th Street
New York, NY 10017

COMBINED INFORMATION STATEMENT
Relating to the Annual Meetings of holders of Class B Common Stock and holders of 13% Senior Exchangeable Preferred Stock
of Anvil Holdings, Inc., to be held May 20, 2004

        This information is being furnished in connection with matters to be considered and voted upon at the 2004 Annual Meetings of Class B Common Stockholders and 13% Senior Exchangeable Preferred Stockholders of Anvil Holdings, Inc. ("Holdings" or the "Company") to be held at 9:00 a.m. and 9:30 a.m., respectively, Eastern Daylight Time on Thursday, May 20, 2004, at the Company's Executive Offices, 228 East 45th Street, New York, NY 10017, 4th Floor, and any adjournment thereof.

PURPOSES OF THE ANNUAL MEETINGS

        At the Annual Meeting of the Class B Common Stockholders (the "Common Stockholders Meeting"), the Class B Common Stockholders will be asked to consider and to take action on the election of six directors to serve until the next annual meeting of Class B Common Stockholders or until their respective successors are elected and qualified. See "Information as to Nominees for Election of Directors by the holders of Class B Common Stock," below. The Class B Common Stockholders will also be asked to consider and to take action on amending and restating the Company's Certificate of Incorporation to effectuate the elimination of the special dividend payable to Series 1-Class A Common Stock. See "Information as to Amendment and Restatement of the Certificate of Incorporation," below. In addition, the meeting will be for the purpose of transacting such other business as may properly be brought before the meeting and any adjournment thereof.

        At the Annual Meeting of the holders of 13% Senior Exchangeable Preferred Stock (the "Preferred Stockholders Meeting") the 13% Senior Exchangeable Preferred Stockholders will be asked to consider and to take action on the election of two directors to serve until the next annual meeting of holders of 13% Senior Exchangeable Preferred Stock or until their respective successors are elected and qualified. See "Information as to Nominees for Election of Directors by the holders of 13% Exchangeable Preferred Stockholders," below. Under the Certificate of Designations relating to the Preferred Stock, since the Company has failed to make cash dividend payments on the Preferred Stock for four consecutive quarters, the holders of the Preferred Stock, at a special meeting held for that purpose, voting together as a class, may elect two additional directors to the Company's Board of Directors. On November 6, 2003, a special meeting of the holders of the Preferred Stock was held for the purpose of electing two additional directors. At that meeting, two directors, nominated by the holders of Preferred Stock, were elected to the Company's Board of Directors. The Directors elected at the November 6, 2003 meeting are the persons described under "Information as to Nominees for Election of Directors by the holders of the Preferred Stock," below.

VOTING PROCEDURES

        The Company's Class B Common Stock, $0.01 per share par value (the "Class B Common"), is the only security of the Company entitled to vote at the Common Stockholders Meeting. Each holder of Class B Common shall be entitled to one vote in person or by proxy for each share of Class B Common held by such holder. At April 23, 2004, there were 3,605,000 shares of Class B Common Stock outstanding.

        The Company's 13% Senior Exchangeable Preferred Stock (the "Preferred Stock") is the only security of the Company entitled to vote at the Preferred Stockholders Meeting. Each holder of Preferred Stock shall be entitled to one vote in person or by proxy for each share of Preferred Stock held by such holder. At April 23, 2004, there were 2,275,782 shares of Preferred Stock outstanding (709,739 of which are held by the Company and will not be voted).

        Under the Company's by-laws, at all stockholder meetings, with a quorum present, the affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. The holders of at least a majority of the outstanding shares entitled to vote at each respective meeting shall constitute a quorum.

Information as to Nominees for Election as Directors by the holders of Class B Common Stock

        The following sets forth certain information with respect to the six nominees for election by holders of the Class B Common Stock as directors of the Company. The positions indicated (other than directorships) are positions held as officers of Holdings' wholly-owned operating subsidiary, Anvil Knitwear, Inc. ("Anvil"). Holdings has no independent operations; its sole asset is the capital stock of Anvil. As used herein, the "Company" refers to Holdings, including, in some instances, its subsidiaries, as appropriate to the context.

Name	Age(1)	Position
Bernard Geller	70	Chief Executive Officer and Chairman of the Board
Jacob Hollander	62	Executive Vice President, Chief Administrative Officer, Secretary, General Counsel and Director
Bruce C. Bruckmann	50	Director
Richard R. Leonard	34	Director
David Wagstaff III	65	Director
John D. Weber	40	Director

(1)
All ages are as of December 31, 2003.

        Bernard Geller has served as the Chief Executive Officer of Anvil, President of Holdings, and has been a Director of Anvil and Holdings since February 1995. Since March 1997, Mr. Geller has served as Chairman of the Board of Anvil and Holdings and from July 1997 to February 28, 2001, as President of Anvil. From 1989 to 1995, Mr. Geller served as Chairman of Anvil's predecessor. From 1986 to 1989, Mr. Geller served as President of Anvil's predecessor and from 1975 to 1986, as Controller. Before joining Anvil's predecessor, Mr. Geller was with Union Underwear Co., Inc., a subsidiary of Fruit of the Loom, Inc., where he worked for 14 years, principally as that company's controller.

        Jacob Hollander has served as Executive Vice President, Chief Administrative Officer, Secretary and General Counsel of Anvil and Vice President, Secretary and General Counsel of Holdings since February, 1995. Since March, 1997, Mr. Hollander has served as a Director of Anvil and Holdings. From 1991 to 1995, Mr. Hollander served as Vice President and General Counsel of Astrum International Corp. From 1985 to 1990, Mr. Hollander served as Vice President and General Counsel of McGregor Corporation and Faberge, Incorporated, and from 1987 to 1989, Mr. Hollander also served as Vice President and General Counsel of Elizabeth Arden, Inc. During 1990, Mr. Hollander provided legal consulting services to the Unilever group of companies and to McGregor. Prior to its acquisition by McGregor, Mr. Hollander was Vice President of Faberge, Incorporated.

        Bruce C. Bruckmann has served as a Director of Anvil and Holdings since March 1997. Since 1994, Mr. Bruckmann has served as a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. ("BRS"). From 1983 until 1994, Mr. Bruckmann served as an officer and subsequently as a Managing Director of Citicorp Venture Capital, Ltd. ("CVC"). CVC is an affiliate of 399 Venture Partners, Inc.

("399 Venture") and Court Square Capital, Ltd. Prior to joining CVC, Mr. Bruckmann was an associate at the New York law firm of Patterson, Belknap, Webb & Tyler. Mr. Bruckmann is also a director of Mohawk Industries, Inc., Town Sports International, Inc., Penhall International, Inc., H&E Equipment Services, LLC and several private companies.

        Richard R. Leonard has served as a Director of Anvil and Holdings since June 2002. Since 2001, Mr. Leonard has served as an investment professional of BRS, currently as Vice President. From 1999 to 2001, Mr. Leonard served as a Vice President of Audax Management Company, LLC, a private investment company. From 1997 to 1999 he was an investment professional with J.W. Childs Associates, inc., a private investment company. Prior thereto, Mr. Leonard was an Associate of Dillon Read & Co. Inc., a New York investment bank.

        David Wagstaff III has served as a Director of Anvil and Holdings since November 2001. Mr. Wagstaff has served as President and Chief Executive Officer of Vectura Group LLC since 1993 and recently became Chairman and CEO of the Hoover Group Inc. and Hoover Materials Handling, Inc. Prior thereto, he was Chairman of American Commercial Lines LLC. He was previously the Principal in a private consulting business and has worked in various executive capacities at the Equitable Life Assurance Company and CitiGroup. Mr. Wagstaff is also a director of Barcalounger, Inc., DavCo Restaurants, Inc. and Haydon Inc.

        John D. Weber has served as a Director of Anvil and Holdings since March 1997. Since 1994, Mr. Weber has been a Vice President of CVC which he joined in 1987 and later rejoined in 1994 after two years at business school and two years with Putnam Investments. Mr. Weber is also a director of Delco Remy International.

        Directors are elected at the annual meeting of Class B Common Stockholders and each director so elected holds office until the next annual meeting of Class B Common Stockholders or until a successor is duly elected and qualified.

        Pursuant to the Stockholders Agreement (as defined), Court Square Capital, Ltd ("Court Square"—which has been substituted for 399 Venture), BRS and certain management investors (the "Management Investors") have agreed to vote their shares of Common Stock so that each of the Boards of Holdings and Anvil have up to eight members, comprised of up to three members of each Board designated by Court Square, up to three members of each Board designated by BRS and up to two members of each Board designated by the Management Investors. The Directors that are currently designated by BRS are Messrs. Bruckmann and Leonard; the Directors that are currently designated by Court Square are Messrs. Wagstaff and Weber; and the Directors that are currently designated by the Management Investors are Messrs. Geller and Hollander. See "Security Ownership of Certain Beneficial Owners and Management—Stockholders Agreement."

Information as to Amendment and Restatement of the Certificate of Incorporation

        The Company's Articles of Incorporation provide for a special dividend in the annual amount of $250,000 on its Series 1-Class A Common Stock, all of which was held by 399 Venture or its affiliates. Such special dividend has been paid through September 15, 2002. All of the holders of the Series 1-Class A Common Stock have waived the payment of the special dividend on and after September 15, 2002 and have agreed to vote their shares of the Company's voting stock in favor of amending and restating the Company's Certificate of Incorporation to effectuate the elimination of the special dividend. The complete text of the proposed Amended and Restated Certificate is attached to this Information Statement as Appendix A.

Information as to Nominees for Election as Directors by the holders of 13% Senior Exchangeable Preferred Stock

        The following sets forth certain information with respect to the two nominees for election by holders of the Preferred Stock as directors of the Company.

        Richard D. Moss, age 46, became a Director of the Registrant on November 6, 2003. He has been Vice President and Chief Financial Officer of Chattem, Inc., since 2002. Prior to joining Chattem, Inc., he was Vice President and Treasurer of Sealy Corporation from 1999 to 2002. Prior thereto, Mr. Moss was Group Treasurer of Union Switch & Signal Inc. for more than five years.

        Anthony T. Williams, age 57, became a Director of the Registrant on November 6, 2003. Mr. Williams was Executive Vice President and Chief Financial Officer of Pillowtex Corporation, ("Pillowtex") from May 2000 to November 2000. From November 2000 to September 2002, Mr. Williams was President and Chief Operating Officer of Pillowtex and a Director of that company from August 2000 to May 2002. Mr. Williams also acted as Chief Financial Officer of Pillowtex from May 2000 to March 2001. Prior thereto, Mr. Williams served as Vice President, Finance of LucasVarity Light Vehicle Braking Systems from November 1995 to December 1998. In November of 2000, and again in July 2003, Pillowtex filed petitions under Chapter XI of the Federal bankruptcy law.

        There are no family relations among any of the eight nominees for Director.

Committees of the Board of Directors

        The Board has created two standing committees: an Audit Committee and a Compensation Committee. The Board may also establish other committees to assist in the discharge of its responsibilities. There is no standing nominating committee of the Board.

Audit Committee

        Messrs. Leonard, Weber and Hollander comprise the Audit Committee. As defined under the listing standards of the New York Stock Exchange, these individuals would not be considered "independent." The Audit Committee, which does not operate pursuant to a charter, met twice during the fiscal year ended January 31, 2004.

        The Audit Committee reviews the scope of the work performed by the independent public accountants and the results thereof, including internal accounting and financial controls for the Company and accounting procedures to be employed in the preparation of the financial statements of the Company. The Audit Committee makes recommendations to the Board concerning the engagement of independent public accountants to audit the annual financial statements of the Company, affirms their independence and reviews the scope of the audit to be undertaken by such accountants.

        The Audit Committee has reviewed and discussed with Management and the independent public accountants, the audited financial statements for the fiscal year ended January 31, 2004, and has recommended their inclusion in the Company's annual report on Form 10-K for that period.

        The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

Compensation Committee

        The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans. The Compensation Committee has and exercises all authority under the employee stock option plan of the Company and otherwise advises and consults with the officers of the Company regarding managerial personnel policies. Messrs. Bruckmann, Weber and Geller comprise the Compensation Committee. The Compensation Committee held one meeting during the fiscal year ended January 31, 2004.

Principal Accountant Fees and Services

        Deloitte & Touche LLP ("D&T") presently serve as the independent auditors of the Company. Representatives of D&T are not expected to be present at the Annual Meeting.

Audit Fees

        The aggregate fees billed by D&T for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended January 31, 2004 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $238,000.

Financial Information Systems Design and Implementation Fees

        No services were performed by, or fees incurred to, D&T in connection with financial information systems design and implementation projects for the fiscal year ended January 31, 2004.

All Other Fees

        The aggregate fees billed by D&T for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended January 31, 2004 were $213,000 including audit related services of approximately $22,000 and non-audit services of $191,000. Audit related fees include fees for the audit of the Company's Employee Savings and Investment Plan.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of D&T.

Compensation of Directors and Executive Officers

        Mr. Wagstaff receives $15,000 annually for his services as Director. The remaining Directors of Anvil and Holdings do not receive compensation for services rendered in that capacity. Directors are reimbursed for any out-of-pocket expenses incurred by them in connection with their travel to and attendance at board meetings and committees thereof.

        Compensation of all executive officers of the Company is fixed by the Board and no executive officer is prevented from receiving compensation by virtue of the fact that he is also a Director. The table on the following page sets forth information for the periods presented concerning the compensation for the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company who were serving as executive officers of the Company at the end of fiscal 2003 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during such period. The Company has no other executive officers.

Summary Compensation Table(1)

Annual Compensation
	Fiscal Year	Salary	Bonus(2)	Other Annual Compensation(3)	All Other Compensation(4)
Bernard Geller Chief Executive Officer	2003 2002 2001	540,000 519,615 500,385	332,000 245,000 393,000	25,966 22,553 18,250	15,291 14,991 13,929
Anthony Corsano President and Chief Operating Officer	2003 2002 2001	468,461 446,154 396,154	223,000 159,000 270,000	18,625 15,250 15,250	10,460 10,342 8,825
Jacob Hollander Executive Vice President, Chief Administrative Officer, Secretary and General Counsel	2003 2002 2001	385,000 370,000 355,288	223,000 159,000 270,000	16,345 14,527 13,263	10,209 10,149 8,706
William H. Turner Executive Vice President of Manufacturing	2003 2002 2001	295,000 288,077 268,077	268,000 192,000 325,000	7,688 5,956 5,595	9,930 9,886 8,426

(1)
See "Certain Relationships and Related Transactions," below.

(2)
The Company provides bonus compensation based on the Company's operating performance. See "Bonus Plan" below.

(3)
None of the Named Executive Officers received any Other Annual Compensation in an amount in excess of either $50,000 or 10% of such Named Executive Officer's salary and bonus.

(4)
All Other Compensation includes: (i) matching contributions under the Company's savings and investment plan relating to before-tax contributions made by each of the Named Executive Officers in the following amounts for fiscal 2003, 2002 and 2001, respectively: Mr. Geller—$9,000, $8,629 and $7,650; Mr. Corsano—$9,000, $9,000 and $7,650; Mr. Hollander—$9,000, $9,000 and $7,650,; and Mr. Turner—$9,000, $9,000 and $7,650 (ii) insurance premiums paid by the Company with respect to term life insurance for the benefit of the Named Executive Officers in the following amounts: Mr. Geller—$979, $1,050, and $967; Mr. Corsano—$1,460, $1,342, and $1,175; Mr. Hollander—$1,209, $1,149 and, $1,056; and Mr. Turner—$930, $886 and $776; (iii) the amount of premiums paid by the Company under a life insurance policy designed to fund certain retirement benefits for Mr. Geller—$5,312, $5,312 and $5,312.

Employment Agreements

        The Company has employment agreements (collectively, the "Employment Agreements") with Messrs. Geller, Corsano, Hollander, and Turner (collectively, the "Executives"). The agreements with Messrs. Corsano, Hollander, and Turner were for an initial term, now expired, of three years and contain automatic one year extensions unless terminated as set forth therein. These agreements provide for Messrs. Corsano, Hollander and Turner to serve in the same or similar capacity with the Company as they did under their previous employment contracts, and provide for an initial annual base salary of $350,000, $355,000 and $255,000 for Messrs. Corsano, Hollander and Turner, respectively. The agreements with Messrs. Corsano, Hollander and Turner expire on January 29, 2005, pursuant to their first one year automatic extensions. Effective February 1, 2004, Mr. Geller's employment agreement was amended and extended until January 31, 2007 and provides for a minimum annual base salary of $540,000.

        Each of the Employment Agreements provide the Executive with customary fringe benefits and vacation periods as well as entitle the Executive to participate in all of the Company's employee pension plans, welfare benefit plans, tax deferred savings plans, and other welfare or retirement benefits, the Bonus Plan and any stock option plan. Each Executive's employment may be terminated by the Company at any time with or without Cause (as defined below). If such Executive is terminated by the Company without Cause or such Executive resigns for Good Reason (as defined below), other than in connection with a Strategic Sale (as defined below), the Executive will be entitled to receive, within 30 days after termination, an amount equal to his base salary through the end of the term then in effect, but not less than two years salary (the "Severance Period"), plus a pro-rata bonus for the year in which the termination takes place. In addition, the Executive is entitled to continue to participate in the Company's benefit plans through the second anniversary of the date that such termination occurs. If the Executive's employment terminates for any other reason, such Executive will only be entitled to his base salary and benefits, excluding bonuses, through the end of the calendar month in which termination occurs. With respect to Messrs. Corsano, Hollander and Turner, in the event of non-renewal of any of their Employment Agreements, at the election of the Company, the Executive shall be entitled to continue to receive his salary (payable monthly in arrears) through the first anniversary of the Non-renewal Date (as defined) and to be continued on the Company's medical reimbursement plans for the same period.

        Each of the Executives is subject to confidentiality, non-competition and non-solicitation provisions. The non-competition provision provides that the Executive is not to own, manage, control, participate in, consult with, render services for, or in any manner engage in, any business that competes anywhere in the world with the businesses of the Company. With respect to Mr. Geller, these provisions are enforceable, subject to certain conditions, for the term of the contract and for a period of two years thereafter. With respect to the other Executives, these provisions are enforceable for the term of the Employment Agreement or during any period of time the Executive is receiving payments thereunder unless the Company terminates the Executive without Cause or the Executive resigns for Good Reason, in which case the provision expires upon such termination.

        "Cause" is defined in the Employment Agreements to mean: (i) a material breach of the Employment Agreement by the Executive which is not cured within thirty days of receipt of written notice from the Board; (ii) the Executive's willful and repeated failure to comply with the lawful directives of the Board or his superior officers(s) consistent with the terms of the Employment Agreement; (iii) gross negligence or willful misconduct in the performance of the Executive's duties under the Employment Agreement which results in material injury to Holdings, Anvil or their subsidiaries; (iv) fraud committed by the Executive with respect to Holdings, Anvil or their subsidiaries; or (v) indictment for a felony or a crime involving moral turpitude, conviction of which would materially injure relationships with customers, suppliers or employees or otherwise cause material injury to the Company or its subsidiaries. "Good Reason" is defined in the Employment Agreements to mean: (i) a material breach of the Employment Agreement which is not cured within thirty days after the Board's receipt of written notice from the Executive of non-compliance; (ii) the assignment to the Executive of duties inconsistent with the Executive's position, duties or responsibilities as in effect after the date of execution of the Employment Agreement; (iii) the relocation by the Company of its executive officers to a location outside a thirty mile radius around its current location; or (iv) upon a sale ("Strategic Sale") of the Company to a corporation or other legal entity that is, or is part of a group of such entities, engaged in operating a material business in competition with, or similar or related to the business of the Company at the time of such a sale. The Executive must give a written notice of his election to terminate employment for Good Reason.

Bonus Plan

        The Company maintains an Executive Bonus Plan (the "Bonus Plan") which provides annual incentive bonuses to certain management employees of the Company. The Bonus Plan provides for an aggregate annual bonus pool equal to 4.0% of the Company's operating income (subject to adjustment by the Board for certain charges). The Chief Executive Officer of the Company determines the allocation of the bonus pool among the participants of the Bonus Plan.

Stock Option Plan

        Effective January 1, 2002, Holdings adopted a stock option plan which authorizes the granting of options for approximately 5.0% of the outstanding Class B Common on a fully diluted basis (the "2002 Stock Option Plan"). The 2002 Stock Option Plan replaced an existing plan, pursuant to which options to purchase shares (none of which were exercisable) were cancelled. Options under the 2002 Stock Option Plan may be granted to certain members of management and key employees, which include the Named Executive Officers, and are subject to time vesting provisions as well as vesting provisions relating to the sale or recapitalization of the Company, as defined. The exercise price of such options is the fair market value of the Common Stock as of the date of grant. On January 1, 2002, the Company granted options to purchase 90,000 shares to certain members of management and key employees, none of whom are the Named Executive Officers. At April 23, 2004 options to purchase 65,000 shares are outstanding (45,000 of which are exercisable).

Security Ownership of Certain Beneficial Owners and Management

        On March 14, 1997, the Company completed a reorganization plan (the "Recapitalization") which is more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and prior reports.

        All of Anvil's issued and outstanding capital stock is owned by Holdings. The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of April 23, 2004 by (i) any person or group who beneficially owns more than five percent of any class of Holdings' voting securities, (ii) each Named Executive Officer and Director, and (iii) all Directors and Executive Officers of Holdings as a group.

	Shares Beneficially Owned
	Class A Common	Class B Common	Percentage of Voting Power(1)
Bruckmann, Rosser, Sherrill & Co., L.P(2) 126 East 56th Street New York, New York 10022	114,633	1,264,921	35.1%
Court Square Capital, Ltd(3) 399 Park Avenue, 14th Floor New York, New York 10043	97,756	1,078,689	29.9
Executive Officers and Directors:
Bernard Geller	22,516	248,447	6.9
Anthony Corsano	7,505	82,816	2.3
Jacob Hollander	7,505	82,816	2.3
William H. Turner	7,505	82,816	2.3
Bruce C. Bruckmann(4)	116,946	1,323,676	35.8
Richard R. Leonard(4)	114,633	1,298,152	35.1
John D. Weber(5)	99,671	1,099,822	30.5
Directors and executive officers as a group (9 persons)(6)	261,649	2,887,162	81.0

(1)
Calculated pursuant to Rule 13d-3(d) under the Exchange Act. The Class B Common is the only voting security of Holdings and entitles the holder thereof to one vote per share. The Class A Common is nonvoting and is entitled to the Class A Preference upon any distribution by Holdings.

(2)
Excludes shares held individually by Mr. Bruckmann and another individual, each of whom is a principal of BRS.

(3)
Excludes shares held individually by Mr. Weber and other associates of Court Square.

(4)
Includes shares held by BRS. Messrs. Bruckmann and Leonard each disclaims beneficial ownership of such shares. The address for such persons is c/o BRS & Co., 126 East 56th Street, New York, New York 10022.

(5)
Includes shares held by Court Square Capital, Ltd. Mr. Weber disclaims beneficial ownership of such shares. The address for such person is c/o 399 Venture Partners, Inc., 399 Park Avenue, 14th floor, New York, New York 10043.

(6)
Includes: (i) shares held by BRS, which may be deemed to be owned beneficially by Messrs. Bruckmann and Leonard, and (ii) shares held by Court Square, which may be deemed to be owned beneficially by Mr. Weber. Excluding the shares beneficially owned by BRS and Court Square, the Directors and Executive Officers as a group beneficially own 49,259 shares of Class A Common and 543,552 shares of Class B Common, which represents approximately 15.1% of the voting power of the Common Stock.

Stockholders Agreement

        As part of the Recapitalization, Holdings, 399 Venture, BRS and the Management Investors entered into a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement provides: (i) that all parties thereto will vote their shares of Common Stock so as to cause the Boards of Directors of Anvil and Holdings each to consist of up to eight members, up to three to be selected by 399 Venture, up to three to be selected by BRS and up to two to be selected by the Management Investors; (ii) for certain restrictions on transfer of the Common Stock including, but not limited to, provisions providing that Holdings and certain holders of Common Stock will have limited rights of first offer and certain limited participation rights in any proposed third party sale of Common Stock by 399 Venture or BRS; (iii) that if Holdings authorizes the issuance or sale of any Common Stock (other than as a dividend on the outstanding Common Stock) to 399 Venture or BRS, Holdings will first offer to sell to each of the other parties thereto a percentage of the shares of such issuance equal to the percentage of Common Stock held, respectively, by each of them at the time of such issuance; and (iv) that upon approval by the Board of Directors of Holdings of a sale of all or substantially all of the consolidated assets of Holdings or substantially all the outstanding capital stock of Holdings (whether by merger, consolidation or otherwise), each party thereto will consent to and raise no objections against such sale and sell its Common Stock in such sale. In reference to paragraph (iv) above, (A) at any time, both the holders of a majority of 399 Venture Stockholder Shares (as defined) and the holders of a majority of BRS Stockholder Shares (as defined), acting together as group may, and (B) after March 14, 2001, either a majority of 399 Venture Stockholder Shares or the holders of a majority of BRS Stockholder Shares may, require that Holdings enter into, and the Board of Directors approve, such a sale. None of the parties received compensation for entering into the Stockholders Agreement. The Stockholders Agreement is governed by Delaware law, which explicitly authorizes transfer limitations and voting arrangements of the type and nature contemplated by the Stockholders Agreement.

        Effective June 17, 2003, Court Square, an affiliate of 399 Venture, has been substituted for 399 Venture as a party to the Stockholders Agreement.

Registration Rights Agreement

        Also as part of the Recapitalization, 399 Venture, BRS, the Management Investors and Donaldson, Lufkin & Jenrette entered into a Registration Rights Agreement (the "Equity Registration Rights Agreement") which inures to the benefit of the transferees of the Class B Common initially issued in connection with the Initial Units Offering, subject to the limitations set forth therein. The Equity Registration Rights Agreement provides that, subject to certain conditions, 399 Venture and BRS each have the right to exercise a limited number of long-form and shelf demand registrations, and an unlimited number of short-form demand registrations under the Securities Act of their respective shares of Common Stock. The Equity Registration Rights Agreement also provides for piggyback registration rights, allowing the parties thereto to include their Common Stock in any registration filed by Holdings other than pursuant to a registration statement on Form S-8 or S-4 or any similar form or in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called "equity kicker"). However, if the piggyback registration is an underwritten primary registration on behalf of Holdings, and the managing underwriters advise Holdings that, in their opinion, the aggregate number of shares of Common Stock which the participants elect to include in such offering exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the number of such shares sold in such offering shall be allocated according to the following priority: (i) first, the securities Holdings proposes to sell; (ii) second, the Common Stock requested to be included in such registration, pro rata among the holders of such Common Stock on the basis of the number of shares of Common Stock owned by each such holder; and (iii) third, other securities requested to be included in such registration.

        In addition, the parties thereto (other than certain individual investors and the Unit holders and successors) are, subject to certain conditions, prohibited from selling their shares of Common Stock within 180 days after the effectiveness of any demand registration or piggyback registration (except as part of such underwritten registration) unless the underwriters managing the registered offering otherwise agree.

        Effective June 17, 2003, Court Square, an affiliate of 399 Venture, has been substituted for 399 Venture as a party to the Equity Registration Rights Agreement.

Certain Relationships and Related Transactions

        Anvil, Holdings and Cottontops have entered into a management agreement with BRS, effective as of the Recapitalization, whereby BRS is to provide certain advisory and consulting services in relation to the affairs of Anvil, Holdings and Cottontops, including services in connection with strategic financial planning, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. Annual fees under this management agreement are $250,000.

        Anvil, Holdings and Cottontops have entered into a management agreement with CVC Management LLC, an affiliate of 399 Venture and Court Square ("CVC Mgmt.") effective September 15, 2002, whereby CVC Mgmt. is to provide certain advisory and consulting services in relation to the affairs of Anvil, Holdings and Cottontops, including services in connection with strategic financial planning, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. Annual fees under this management agreement are $250,000.

        BRS and Court Square (an affiliate of CVC Mgmt.) are significant stockholders of the Company and each have two designees on the Company's Board of Directors.

Jacob Hollander Secretary

April 23, 2004

Appendix A To Combined Information Statement Relating to the Annual Meetings
Of Holders of Class B Common Stock and Holders Of 13% Senior Exchangeable
Preferred Stock of Anvil Holdings, Inc., to be held May 20, 2004

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

ANVIL HOLDINGS, INC.

ARTICLE FIRST

        The name of the Corporation is Anvil Holdings, Inc.

ARTICLE SECOND

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington Delaware 19805, in the County of New Castle. The name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

ARTICLE THIRD

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOURTH

        1.    AUTHORIZED SHARES

        The total number of shares of capital stock which the Corporation has authority to issue is 14,400,000 shares, consisting of:

        A.    500,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common"), which shall be designated either Series-1 or Series-2 Class A Common;

        B.    7,500,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common");

        C.    1,300,000 shares of Class C Common Stock, par value $0.01 per share (the "Class C Common"); and

        D.    5,100,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

        In addition to any other consent or approval which may be required pursuant to this Certificate of Incorporation, no amendment or waiver of any provision of this Section 1 shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock voting as a single class, and no amendment or waiver of any provision of Section 1 which has the effect of increasing the number of authorized shares of the Class A Common shall be effective without the prior approval of a majority of the then outstanding shares of Class A Common voting as a single class. For purposes of votes on amendments and waivers to this Section 1, each share of capital stock shall be entitled to one vote.

        2.    PREFERRED STOCK.    The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

        3.    COMMON STOCK.    The Common Stock shall be subject to any right or preference of any series of Preferred Stock. Except as otherwise provided in this Section 3 or as otherwise required by applicable law, all shares of Common Stock, shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

        A.    Voting Rights.    Except as otherwise provided herein and as otherwise required by law: (i) the Class A Common shall have no voting rights (provided, that each holder of Class A Common shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting; with respect to any issue required to be voted on and approved by holders of Class A Common, the holders of Class A Common will vote as a single class, and provided further, that the holders of Class A Common shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization of the Corporation); (ii) the Class B Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders; and (iii) the Class C Common shall have no voting rights (provided, that each holder of Class C Common shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting; with respect to any issue required to be voted on and approved by holders of Class C Common, the holders of Class C Common will vote as a single class, and provided further, that the holders of Class C Common shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization of the Corporation in which shares of Class C Common would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class B Common).

        B.    Distributions.    At the time of each Distribution, such Distribution shall be made to the holders of Series-1 Class A Common, Series-2 Class A Common, Class B Common and Class C Common in the following priority:

          (1)   The holders of Series-1 Class A Common and Series-2 Class A Common, together as a group, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Series-1 Class A Common and Series-2 Class A Common held by each such holder as of the time of such Distribution) equal to the aggregate Unpaid Yield on the outstanding shares of Series-1 Class A Common and Series-2 Class A Common, respectively, as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraphs B(2) or B(3) below until the entire amount of the Unpaid Yield on the outstanding shares of Series-1 Class A Common and Series-2 Class A Common as of the time of such Distribution has been paid in full. Any Distribution made pursuant to this paragraph B(1) to holders of Series-1 Class A Common and Series-2 Class A Common shall constitute a payment of Yield on Series-1 Class A Common and Series-2 Class A Common, respectively.

          (2)   After the aggregate Unpaid Yield on the outstanding shares of Series-1 Class A Common and the Series-2 Class A Common has been made in full pursuant to paragraph B(1) above, the holders of Series-1 Class A Common and Series-2 Class A Common, together as a group, shall be entitled to receive all or a portion of any Distribution (ratably among such holders based upon the number of shares of Series-1 Class A Common and Series-2 Class A Common held by each such holder as of the time of such Distribution) equal to the aggregate Unreturned Original Cost of the outstanding shares of Series-1 Class A Common and Series-2 Class A Common, respectively, as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraph B(3) below until the entire amount of the Unreturned Original Cost of the outstanding shares of Series-1 Class A Common and Series-2 Class A Common as of the time of such Distribution has been paid in full. Any Distribution made pursuant to this paragraph B(2) to holders of Series-1 Class A Common and Series-2 Class A Common shall constitute a return of Original Cost of Series-1 Class A Common and Series-2 Class A Common, respectively.

          (3)   After the required amount of a Distribution has been made pursuant to paragraphs B(1) and B(2) above, holders of Common Stock as a group, shall be entitled to receive the remaining portion of such Distribution (ratably among such holders based upon the number of Common Stock held by each such holder as of the time of such Distribution).

        C.    Optional Redemptions.

          (1)    Optional Redemptions.    The Corporation may at any time redeem all or any portion of the Class A Common then outstanding for per share consideration equal to one share of Class B Common plus an additional amount equal to the Class A Preference; provided, that all partial optional redemptions of Class A Common pursuant to this Section 3C, shall be made pro rata among the holders of such Class A Common on the basis of the number of shares held by each such holder.

          (2)    Redemption Price.    For each share of Class A Common which is to be redeemed, the Corporation will be obligated on the Redemption Date to deliver to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the Class A Preference plus one share of duly authorized, fully paid and nonassessable Class B Common. If the Corporation's funds which are legally available for redemption of shares on any Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares ratably among the holders of the shares to be redeemed based upon the aggregate Class A Preference held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares, such funds will be immediately used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          (3)    Notice of Redemption.    The Corporation will mail written notice of each redemption of Class A Common to each record holder not more than 30 nor less than 10 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation will become obligated to redeem the total number of shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares.

          (4)    Determination of the Number of Each Holder's Shares to be Redeemed.    Except as otherwise provided herein, the number of shares of Class A Common to be redeemed from each holder thereof in redemptions hereunder will be the number of shares determined by multiplying the total number of shares to be redeemed times a fraction, the numerator of which will be the total number of shares then held by such holder and the denominator of which will be the total number of shares of Class A Common then outstanding.

          (5)    Redeemed or Otherwise Acquired Shares.    Any shares which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

        D.    Priority of Class A Common.    So long as any Class A Common remains outstanding, the Corporation shall not redeem, repurchase, or recapitalize any Common Stock or declare or pay any dividends on any Common Stock (other than dividends declared in connection with any stock splits, stock dividends, share combinations, share exchanges, or other recapitalizations in which such dividends are made in the form of Class B Common).

        E.    Conversion of Class C Common.

          (1)    Right to Convert.    At any time and from time to time, each holder of Class C Common shall be entitled to convert into an equal number of shares of Class B Common, the specified amount of the shares of such holder's Class C Common. Additionally, the holder or holders of a majority of the outstanding shares of Class C Common shall be entitled at any time to cause the conversion of any or all of the outstanding shares of Class C Common into the same number of shares of Class B Common. Any such conversion of Class C Common into Class B Common will be effected among the holders of the Class C Common on a basis determined by the holder or holders of a majority of outstanding shares of Class C Common.

          (2)    Surrender of Certificates.    Each conversion of Class C Common into shares of Class B Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of shares of such Class C Common stating that such holder desires to convert the shares, or a stated number of the shares of Class C Common represented by such certificate or certificates into Class B Common. Each conversion of Class C Common shall be deemed to have been effected as of the close of business on the date on which the Conversion Notice has been received by the Company, and at such time the rights of the holder of the converted Class C Common as such holder shall cease, and the person or persons in whose name or names the certificate or certificates for shares of Class B Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class B Common represented thereby.

          (3)    Issuance of Certificates.    Promptly after the surrender of certificates of Class C Common and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class B Common issuable upon such conversion.

          (4)    No Charge.    The issuance of certificates for Class B Common upon conversion of Class C Common will be made without charge to the holders of such shares of any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Corporation in connection with such issuance.

          (5)   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common, solely for the purpose of issuance upon the conversion of the Class C Common, such number of shares of Class B Common issuable upon the conversion of all outstanding Class C Common. All shares of Class B Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class B Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class B Common may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

        F.    Stock Splits.    If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of each other class of Common Stock shall be proportionately subdivided or combined in a similar manner. All such subdivisions and combinations shall be payable only in Series-1 Class A Common to the holders of Series-1 Class A Common, in Series-2 Class A Common to the holders of Series-2 Class A Common, in Class B Common Stock to the holders of Class B Common Stock and in Class C Common Stock to the holders of Class C Common Stock. In no event shall a stock split or stock dividend constitute a payment of Yield or a return of Original Cost.

        G.    Registration of Transfer.    The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

        H.    Replacement.    Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        I.    Defined Terms.

        "Class A Preference" means, with respect to each share of Class A Common, an amount per share equal to the sum of (a) the Unpaid Yield and (b) the Unreturned Original Cost thereof.

        "Common Stock" means, collectively, all shares of the Series-1 Class A Common, Series-2 Class A Common, Class B Common and Class C Common, in each case as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization.

        "Distribution" means each distribution made by the Corporation to holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any Common Stock for any reason or (b) any recapitalization or exchange of any Common Stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding Common Stock.

        "Original Cost" of each share of Class A Common shall be equal to the amount originally paid for such share when it was issued by the Corporation (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class A Common); provided that, with respect to the Class A Common issued pursuant to the Purchase Agreement, all such shares shall be deemed to have an Original Cost equal to $100.00 per share (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class A Common).

        "Person" means an individual, a partnership, a company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Redemption Date" as to any share of Class A Common means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided, that no such date will be a Redemption Date unless the applicable Class A Preference is actually paid, and if not so paid, the Redemption Date will be the date on which such Class A Preference is fully paid.

        "Unpaid Yield" of any share of Class A Common means an amount equal to the excess, if any, of (a) the aggregate Yield accrued on such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute payment of Yield on such share.

        "Unreturned Original Cost" of any share of Class A Common means an amount equal to the excess, if any, of (a) the Original Cost of such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute a return of Original Cost of such share.

        "Yield" means, (a) with respect to each share of Series-1 Class A Common for each calendar quarter, the amount accruing on such share each day during such quarter at the rate of 12.5% per annum, and (b) with respect to each share of Series-2 Class A Common for each calendar quarter, the amount accruing on such share each day during such quarter at the rate of 12.5% per annum, on the sum of (x) such share's Unreturned Original Cost, plus (y) the Unpaid Yield thereon for all prior quarters. In calculating the amount of any Distribution to be made during a calendar quarter, the portion of a Class A Common share's Yield for such portion of such quarter elapsing before such Distribution is made shall be taken into account.

        J.    Amendment and Waiver.    No amendment or waiver of any provision of this Section 3 shall be effective without the prior consent of the holders of at least 66 2/3% of the then outstanding shares of Common Stock voting as a single class; provided, that no amendment, modification or waiver which adversely and prejudicially affects the holders of the Class A Common vis-a-vis the other holders of Common Stock shall be effective against the holders of the Class A Common without the prior written consent of the holders of Class A Common with a Class A Preference representing at least sixty-six and two-thirds percent (66 2/3%) of the aggregate Class A Preference of such Class A Common then outstanding. For purposes of votes on amendments and waivers to this Section 3, each share of Common Stock shall be entitled to one vote.

        K.    Notices.    Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

ARTICLE FIFTH

        The Corporation is to have perpetual existence.

ARTICLE SIXTH

        In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE SEVENTH

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHTH

        To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINTH

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

ARTICLE TENTH

        To the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 102(b)(7)), as amended from time to time, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this ARTICLE TENTH or adoption of any provision of the Certificate of Incorporation inconsistent with this ARTICLE TENTH shall have prospective effect only and shall not adversely affect the liability of a director of the Corporation with respect to any act or omission occurring at or before the time of such repeal, amendment or adoption of an inconsistent provision.

ARTICLE ELEVENTH

        The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any promoter or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this ARTICLE ELEVENTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be promoter or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE TWELFTH

        The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE THIRTEENTH

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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PURPOSES OF THE ANNUAL MEETINGS
VOTING PROCEDURES
Summary Compensation Table(1)
SECOND RESTATED CERTIFICATE OF INCORPORATION OF ANVIL HOLDINGS, INC.
ARTICLE FIFTH
ARTICLE SIXTH
ARTICLE SEVENTH
ARTICLE EIGHTH
ARTICLE NINTH
ARTICLE TENTH
ARTICLE ELEVENTH
ARTICLE TWELFTH
ARTICLE THIRTEENTH